Exhibit 99

 FOR IMMEDIATE RELEASE

3M Reports Higher Third-Quarter Sales and Earnings
Company Meets Third-Quarter Earnings Guidance of $0.97 Per Share

ST. PAUL, Minn. – Oct 18, 2004 – 3M (NYSE: MMM) today announced its third-quarter 2004 sales and earnings results.

The company reported net income of $775 million, or $0.97 per share, versus $663 million, or $0.83 per share, in the third quarter of 2003. Net income and earnings per share increased by nearly 17 percent.

“Broad-based growth among many of our businesses and continued productivity improvement generated another excellent earnings result,” said W. James McNerney, Jr., 3M chairman and CEO. “Our employees around the world are driving growth through initiatives like 3M Acceleration and customer-focused Six Sigma projects, and we continue to execute on our aggressive operational goals.”

Third-quarter worldwide net sales totaled $4.969 billion, up 7.6 percent compared to the third quarter of 2003. Global sales volumes increased 5.6 percent. Local-currency sales (which excludes the impact of currency translation on sales) increased 10.5 percent in Industrial; 7.7 percent in Consumer and Office; 6.6 percent in Display and Graphics; 6.4 percent in Safety, Security and Protection Services; 3.7 percent in Transportation; 1.5 percent in Electro and Communications; and declined 0.8 percent in Health Care. Currency effects increased sales by 2.5 percent and selling prices declined .5 percent.

Sales outside the United States totaled $2.91 billion, an increase of 10.8 percent versus the third quarter of 2003. Volumes increased 7.5 percent, while selling prices declined 1.1 percent. Currency translation effects increased international sales by 4.4 percent. Local-currency sales increased 12.2 percent in Asia Pacific, 8.4 percent in the combined Latin America, Africa and Canada region, and declined 0.3 percent in Europe.

In the United States, sales totaled $2.06 billion, up 3.5 percent from the third quarter of 2003. Volumes increased 3.2 percent, and selling prices increased by 0.3 percent.

3M’s strong balance sheet and cash flow enabled the company to make special contributions of  $455 million to its global pension plans in the third quarter as part of a multiyear plan to improve overall pension funding levels.

“We are optimistic about the strength of our diverse business and technology portfolio, but remain cautious on the global economy.” McNerney said. “We have achieved strong earnings, cash flow and economic profit growth in 2004 despite increasing raw material price pressure, and are confident in our ability to leverage our corporate initiatives to drive sustainable revenue growth and operational excellence in the future.”

3M also provided guidance on its earnings outlook for the remainder of 2004. The company expects fourth-quarter earnings of $0.90 to $0.91 per share, excluding the potential one-time impact of pending legislation to encourage the reinvestment of foreign earnings in the United States and the impact of an anticipated change in an accounting rule related to contingently convertible debt instruments. The combined fourth-quarter unfavorable impact of these items is expected to be $0.06 per share; therefore, including the impact of this pending legislation and anticipated accounting rule change, the company would expect fourth-quarter 2004 earnings of $0.84 to $0.85 per share.

Excluding these potential fourth quarter adjustments, full-year 2004 earnings are expected to be $3.74 to $3.75, an increase of more than 20 percent over 2003 and at the high end of a previous expectation in the range of $3.72 to $3.75 per share. Full-year earnings, including these potential adjustments, are expected to be $3.68 to $3.69. Management expects full-year sales volume growth of approximately 7 percent.

Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central Time) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the Company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) the availability and cost of purchased components and materials, including oil-derived compounds; (5) 3M’s ability to successfully integrate and obtain the anticipated synergies from acquisitions and strategic alliances; (6) 3M’s ability to implement its corporate initiatives effectively; and (7) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and its subsequent periodic reports on Forms 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About 3M – A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 67,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Nine-months ended
	September 30		September 30
	2004	2003	2004	2003
Net sales	$4,969	$4,616	$14,920	$13,514

Operating expenses
Cost of sales	2,457	2,322	7,345	6,856
Selling, general and administrative expenses	1,047	994	3,235	2,978
Research, development and related expenses	282	270	854	816
Other expense	—	—	—	93
Total	3,786	3,586	11,434	10,743

Operating income	1,183	1,030	3,486	2,771

Interest expense and income
Interest expense	17	22	52	69
Interest income	(12)	(6)	(32)	(17)

Total	5	16	20	52

Income before income taxes and minority interest	1,178	1,014	3,466	2,719
Provision for income taxes	389	339	1,144	897
Minority interest	14	12	52	38

Net income	$775	$663	$2,270	$1,784

Weighted average common shares outstanding – basic	780.6	784.6	782.0	782.2
Earnings per share – basic	$0.99	$0.85	$2.90	$2.28

Weighted average common shares outstanding – diluted	796.2	797.5	798.5	793.4
Earnings per share – diluted	$0.97	$0.83	$2.84	$2.25

Cash dividends paid per common share	$0.36	$0.33	$1.08	$0.99

3M Company and Subsidiaries

SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION

(Millions, except per-share amounts)

(Unaudited)

	Nine-months ended			Nine-months ended
	September 30, 2004			September 30, 2003
	Excluding special items	Special items	Reported total	Excluding special items (a)	Special items (a)	Reported total
Net sales	$14,920	$—	$14,920	$13,514	$—	$13,514
Operating expenses
Cost of sales	7,345	—	7,345	6,856	—	6,856
Selling, general and administrative expenses	3,235	—	3,235	2,978	—	2,978
Research, development and related expenses	854	—	854	816	—	816
Other expense	—	—	—	—	93	93

Total	11,434	—	11,434	10,650	93	10,743
Operating income (loss)	3,486	—	3,486	2,864	(93)	2,771

Interest expense and (income), net	20	—	20	52	—	52

Income (loss) before income taxes and minority interest	3,466	—	3,466	2,812	(93)	2,719

Provision (benefit) for income taxes	1,144	—	1,144	932	(35)	897
Effective tax rate	33.0%	—	33.0%	33.2%	—	33.0%

Minority interest	52	—	52	38	—	38

Net income (loss)	$2,270	$—	$2,270	$1,842	$(58)	$1,784

Weighted average diluted shares	798.5	—	798.5	793.4	793.4	793.4
Net income per diluted share	$2.84	$—	$2.84	$2.32	$(0.07)	$2.25

(a) In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the company also discloses non-GAAP results that exclude special items. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company provides reconciliations of its non-GAAP financial reporting to the most comparable GAAP reporting. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Earnings per share and other amounts before special items are not measures recognized under GAAP. The determination of special items may not be comparable to similarly titled measures used by other companies. During the first quarter of 2003, 3M recorded pretax charges of $93 million ($58 million after-tax) related to an adverse court ruling in a lawsuit filed against 3M in 1997 by LePage’s Inc.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Sep. 30,	Sep. 30,	Dec. 31,
	2004	2003	2003
ASSETS
Current assets
Cash and cash equivalents	$2,200	$1,279	$1,836
Accounts receivable – net	2,853	2,791	2,714
Inventories	1,953	1,882	1,816
Other current assets	1,291	1,390	1,354

Total current assets	8,297	7,342	7,720
Investments	217	214	218
Property, plant and equipment – net	5,468	5,467	5,609
Goodwill, intangible assets and other assets	4,082	3,774	4,053

Total assets	$18,064	$16,797	$17,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,377	$1,255	$1,202
Accounts payable	1,116	969	1,087
Accrued payroll	516	457	436
Accrued income taxes	877	825	880
Other current liabilities	1,387	1,462	1,477

Total current liabilities	5,273	4,968	5,082
Long-term debt	1,284	1,738	1,735
Other liabilities	2,811	2,583	2,898

Total liabilities	9,368	9,289	9,715

Total stockholders’ equity – net	8,696	7,508	7,885
Shares outstanding
September 30, 2004: 778,533,778 shares
September 30, 2003: 784,883,033 shares
December 31, 2003: 784,117,360 shares

Total liabilities and stockholders’ equity	$18,064	$16,797	$17,600

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Nine-months ended
	September 30
	2004	2003
SUMMARY OF CASH FLOW:

NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,959	$2,507

Cash flows from investing activities:
Purchases of property, plant and equipment	(613)	(416)
Acquisitions, net of cash acquired	(73)	(428)
Other investing activities	39	108

NET CASH USED IN INVESTING ACTIVITIES	(647)	(736)

Cash flows from financing activities:
Change in debt	(271)	(372)
Purchases of treasury stock	(1,235)	(394)
Reissuances of treasury stock	423	425
Dividends paid to stockholders	(845)	(775)
Other financing activities	(31)	(19)

NET CASH USED IN FINANCING ACTIVITIES	(1,959)	(1,135)

Effect of exchange rate changes on cash	11	25

Net increase in cash and cash equivalents	364	661
Cash and cash equivalents at beginning of period	1,836	618

Cash and cash equivalents at end of period	$2,200	$1,279

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

NET WORKING CAPITAL TURNS INFORMATION

(Dollars in millions)

(Unaudited)

	Nine-months ended
	September 30
	2004	2003
FREE CASH FLOW (Non-GAAP measure):
Net cash provided by operating activities	$2,959	$2,507
Purchases of property, plant and equipment	(613)	(416)

Free Cash Flow (a)	$2,346	$2,091

NET WORKING CAPITAL TURNS (Non-GAAP measure):

Net Working Capital Turns (b)	5.4	5.0

(a) Free cash flow is not defined under GAAP.  Therefore, it is considered a non-GAAP measure.  Non-GAAP measures should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies.  The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment.  It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.  The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

(b) The company also uses non-GAAP measures that place emphasis and focus on certain working capital assets and liabilities.  3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable.  This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Three-Months Ended September 30, 2004

Sales Change Analysis	United	Inter-
By Geographic Area	States	national	Worldwide
Volume – core	2.3%	7.2%	5.0%

Volume – acquisitions	0.9	0.3	0.6

Volume – total	3.2	7.5	5.6

Price	0.3	(1.1)	(0.5)

Total local-currency sales	3.5	6.4	5.1

Translation	—	4.4	2.5

Total sales change	3.5%	10.8%	7.6%

	Local-			Total
Sales Change Analysis	currency		Trans-	Sales
By Business Segment	Sales		lation	Change
Health Care	(0.8%	)	3.0%	2.2%

Industrial	10.5		2.7	13.2

Display and Graphics	6.6		2.4	9.0

Consumer and Office	7.7		1.8	9.5

Safety, Security and Protection Services	6.4		2.5	8.9

Electro and Communications	1.5		2.0	3.5

Transportation	3.7		2.8	6.5

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Nine-Months Ended September 30, 2004

Sales Change Analysis	United	Inter-
By Geographic Area	States	national	Worldwide
Volume – core	2.7%	9.8%	6.8%

Volume – acquisitions	0.7	0.3	0.5

Volume – total	3.4	10.1	7.3

Price	0.0	(1.1)	(0.6)

Total local-currency sales	3.4	9.0	6.7

Translation	—	6.5	3.7

Total sales change	3.4%	15.5%	10.4%

	Local-		Total
Sales Change Analysis	currency	Trans-	Sales
By Business Segment	Sales	lation	Change
Health Care	0.6%	4.1%	4.7%

Industrial	9.9	3.9	13.8

Display and Graphics	14.7	4.5	19.2

Consumer and Office	6.4	2.7	9.1

Safety, Security and Protection Services	6.2	3.5	9.7

Electro and Communications	3.0	2.8	5.8

Transportation	5.4	4.2	9.6

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

BUSINESS	Three-months ended		Nine-months ended
SEGMENT	September 30		September 30
INFORMATION	2004	2003	2004	2003
(Millions)
NET SALES
Health Care	$1,035	$1,012	$3,115	2,975
Industrial	940	830	2,832	2,489
Display and Graphics	841	772	2,564	2,152
Consumer and Office	737	673	2,098	1,922
Safety, Security and Protection Services	525	482	1,599	1,458
Electro and Communications	470	454	1,424	1,346
Transportation	411	386	1,260	1,150
Corporate and Unallocated	10	7	28	22

Total Company	$4,969	$4,616	$14,920	$13,514

OPERATING INCOME
Health Care	$277	$272	$813	$773
Industrial	170	115	503	349
Display and Graphics	286	251	891	642
Consumer and Office	150	128	395	346
Safety, Security and Protection Services	123	111	384	347
Electro and Communications	79	66	223	184
Transportation	105	106	330	301
Corporate and Unallocated (a)	(7)	(19)	(53)	(171)

Total Company	$1,183	$1,030	$3,486	$2,771

(a) The following charges were recorded in Corporate and Unallocated.  First quarter 2004 includes $16 million in expense related to a reduction in breast implant receivables, primarily related to an arbitration ruling in the first quarter that rejected the Company’s claims for recovery under certain of its claims-made policies. Third quarter 2003 includes respirator mask/asbestos litigation expenses and implant litigation expenses.  During the first quarter of 2003, 3M recorded pretax charges of $93 million related to an adverse court ruling in a lawsuit filed against 3M in 1997 by LePage’s Inc.  First quarter 2003 also includes certain acquisition-related costs and respirator mask/asbestos litigation expenses.

Investor Contacts:	Mark Colin	Media Contact:	John Cornwell
	3M		3M
	(651) 733-8206		(651) 733-7698

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000